Exhibit 99.1

Forte Biosciences, Inc. Announces the Appointment of

Dr. Hubert Chen, MD as Chief Scientific Officer and

President

DALLAS—(BUSINESS WIRE)— Forte Biosciences, Inc. (www.fortebiorx.com) (NASDAQ: FBRX), a biopharmaceutical company focused on autoimmune diseases announces that Dr. Hubert Chen, MD has joined the company as Chief Scientific Officer and President.

“Dr. Chen is a very accomplished drug development scientist and physician and we are very fortunate that he has agreed to join the Forte team,” said Paul Wagner, Ph.D., CEO of Forte Biosciences. “This is a very exciting time for Forte and having Dr. Chen join us in this important leadership position reinforces our confidence in the future of Forte.”

Prior to joining Forte, Dr. Chen was the Chief Medical Officer of Metacrine, a clinical-stage company focused on the treatment of liver and gastrointestinal diseases. Prior, he was the Chief Scientific and Medical Officer of Pfenex, where he successfully designed and executed the clinical, nonclinical, and regulatory approval strategy for PF708, a teriparatide injectable for the treatment of high-risk osteoporosis, leading to NDA approval in 2019 and MAA approval in 2020. Additional experiences include serving as vice president of clinical development at Aileron Therapeutics, vice president of translational medicine at Regulus Therapeutics, and senior director of clinical research at Amylin Pharmaceuticals. Dr. Chen received his medical training at UCSF and Massachusetts General Hospital, M.D. from Columbia University, and B.A.S. in political science and biology from Stanford University.

About Forte

Forte Biosciences, Inc. is a biopharmaceutical company focused on autoimmune diseases. Forte’s lead product, FB-102, is a proprietary molecule developed entirely and wholly-owned by Forte with broad autoimmune applications.

Forward Looking Statements

Forte cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. Forward looking statements include statements regarding Forte’s beliefs, goals, intentions and expectations regarding its product candidates. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: risks related to Forte’s ability to obtain sufficient additional capital to continue to advance Forte’s product candidates and preclinical programs; uncertainties associated with the clinical development and regulatory approval of Forte’s product candidates, including potential delays in the commencement, enrollment and completion of clinical trials; the risk that interim results of clinical trials do not necessarily predict final results and that one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data, and as more patient data become available; the risk that unforeseen adverse reactions or side effects may occur in the course of developing and testing product candidates; risks associated with the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; and risks related to the impact of the COVID-19 outbreak on Forte’s operations, the biotechnology industry and the economy generally. Information on these and additional risks, uncertainties, and other information affecting Forte’s business and operating results is contained in Forte’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 as filed with the Securities and Exchange Commission on May 16, 2022 and in its other filings with the Securities and Exchange Commission. All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, Forte undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contacts

Forte Biosciences, Inc.

Paul Wagner, CEO

investors@fortebiorx.com

LifeSci Advisors

Mike Moyer, Managing Director

mmoyer@lifesciadvisors.com

Source: Forte Biosciences, Inc.